Filed Pursuant to Rule 424(b)(5)

Registration No. 333-265967

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT NO. 2, DATED APRIL 19, 2024

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 12, 2022)

Shares of Common Stock and

Redeemable Warrants to Purchase up to               Shares of Common Stock

We are offering                shares of our common stock and          redeemable warrants (the “warrants”) to purchase up to                shares of our common stock pursuant to this prospectus supplement and accompanying prospectus. The warrants are being offered and sold at the rate of one warrant for every one share of common stock purchased in this offering. The shares of common stock and warrants are being offered separately and not as a unit, but we expect that the underwriter will allocate purchases by investors in lots comprised of one share of common stock and one warrant. The public offering price per one share of common stock is $             and the public offering price per one accompanying warrant will be $0.01. The final public offering prices of the securities will be determined through negotiation between us and the underwriters in the offering. Each warrant will have an exercise price of $                per share of common stock and will be immediately exercisable on the date of issuance. The warrants will expire five years after the date of issuance and are redeemable by us, subject to certain market based criteria. See “Description of Securities We Are Offering” in this prospectus supplement for additional information. We are also registering the offer and sale of an aggregate of up to                 shares of our common stock issuable from time to time upon the exercise of the warrants. The warrants will be issued in book-entry form pursuant to a warrant agency agreement between us and VStock Transfer, LLC as warrant agent (the “Warrant Agent”).

In a private placement (the “Concurrent Private Offering”) to be completed concurrently with the completion of this offering, we will issue to one or more accredited investors               shares of our common stock (or pre-funded warrants in lieu thereof) and redeemable warrants to purchase up to               shares of our common stock (the “Private Warrants”). The Private Warrants are being offered and sold at the rate of three Private Warrants for every two shares of common stock purchased in the Concurrent Private Offering (each, a “Unit”). At such ratio, the offering price per Unit in the Concurrent Private Offering will be $           . The Private Warrants will be exercisable at an exercise price of $              per share, will be exercisable beginning six months after issuance and will expire five years from the date of issuance. The Private Warrants may be redeemed, on the same terms as the warrants, after they become exercisable, provided that there is a registration statement covering the resale of the shares of common stock issuable upon exercise of the Private Warrants. The gross proceeds from the Concurrent Private Offering are expected to be $              . The offer and sale of the shares of common stock (or pre-funded warrants in lieu thereof), Private Warrants and the shares of common stock issuable upon exercise of pre-funded warrants, if any, and Private Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CLIR”. The last reported sale price of our common stock on April 18, 2024 was $0.86 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

As of April 18, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $41,645,769, which was calculated based on 32,535,757 shares of our outstanding common stock held by non-affiliates at a price of $1.28 per share, the closing price of our common stock on February 29, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in these securities involves a high degree of risk. Before buying shares of our common stock or warrants to purchase our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-10 of this prospectus supplement and in the risks discussed under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

(1)	Does not include the reimbursement of certain expenses of the underwriter we have agreed to pay. We have also agreed to issue warrants to the underwriter in connection with this offering. See the section entitled “Underwriting” beginning on page S-16 for a description of the compensation payable to the underwriter.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

We have granted the underwriter an option for a period of 45 days to purchase up to an additional           shares of our common stock or up to an additional shares of our common stock and accompanying warrants to purchase         shares of common stock from us, in each case, at the price and ratio to the public set forth above, as applicable, and in footnote (1) less the underwriting discount.

The underwriter expects to deliver the shares of common stock and accompanying warrants against payment on or about              , 2024.

Sole Book-Running Manager

PUBLIC VENTURES, LLC

The date of this prospectus supplement is                , 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 (File No. 333-265967), which was declared effective on August 12, 2022, that we filed with the Securities Exchange Commission (“SEC”) utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriter have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in connection with this offering. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in connection with this offering. Neither the delivery of this prospectus supplement nor the accompanying prospectus, including any free writing prospectus that we have authorized for use in connection with this offering, nor the sale of our common stock and warrants means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in connection with this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock and warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock and warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, unless the context otherwise requires, references to “ClearSign,” “we,” “us,” “our” or the “Company” refer to ClearSign Technologies Corporation and its subsidiary, ClearSign Asia Limited.

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MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus, and documents we incorporate by reference, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties.

Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our limited cash, history of losses, and our expectation that we will continue to experience operating losses and negative cash flows in the near future;

●	our ability to successfully develop and implement our technologies and achieve profitability;

●	our limited operating history;

●	changes in government regulations that could substantially reduce, or even eliminate, the need for our technology;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we design;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our doing business in China and related risks with respect to intellectual property protection, currency exchange, contract enforcement, rules on foreign investment;

●	the impact of a cybersecurity incident or other technology disruption;

●	our ability to protect our intellectual property;

●	our ability to obtain adequate financing in the future;

●	our ability to retain and hire personnel with the experience and talent to develop our products and business;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus supplement and the accompanying prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement carefully, including the “Risk Factors” section contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference.

Our Business

We design and develop technologies that have been shown to significantly improve key performance characteristics of industrial combustion systems, including emission and operational performance, energy efficiency and overall cost-effectiveness. We believe that our patented ClearSign Core™ technology can enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), institutional, commercial and industrial boiler, chemical, and petrochemical industries. Our ClearSign Core technology, which is our primary technology, uses either a porous ceramic structure or metal flame holder device held at a distance from the injection planes of a burner to significantly reduce flame length and achieve low emissions without the need for external flue gas recirculation, selective catalytic reduction, or high excess air systems. To date, our operations have been funded primarily through sales of our equity securities. We have earned nominal revenue since inception in 2008.

Our combustion technology has been successfully deployed in commercial projects such as down-stream refining and upstream oil production. These applications include both our process burner and boiler burner technologies. Our process burner technology is able to operate in high-intensity multiple burner industrial applications at sites that are required to meet low air pollutant emissions. Our boiler burner technology, which has been proven to achieve ground-breaking low air pollutant emissions, has been deployed in the US and is currently undergoing commercialization in China.

We believe that combustion equipment utilizing ClearSign Core technology is more effective and cost-efficient than current industry-standard air pollution control technologies, and can reduce nitrogen oxide (NOx) emissions down to the levels required by new stringent emission regulations. NOx is a regulated greenhouse gas pollutant comprised of nitrogen oxide and nitrogen dioxide. These current technologies include selective catalytic reduction devices (SCRs), low- and ultra-low NOx burners, external flue gas recirculation systems and other similar technologies. Such air pollution control systems are widely used in places within our current target markets such as in petroleum refining and petrochemical process heaters, large-scale once through steam generators (OTSGs), enclosed flares, institutional commercial and industrial boilers and other similar equipment. We believe that our ClearSign Core technology can provide value to our customers not only by helping them meet current and possible future legislative mandates to reduce pollutant emissions, but also by improving operating efficiency and increasing overall return on investment.

Based on the operating data we have obtained from our installed products, burners utilizing ClearSign Core technology can provide increased heat transfer efficiency as compared to other emission reducing technologies. This is consistent with the physics of heat transfer and the mechanisms by which the technology functions. The reported increased heat transfer efficiency may potentially result in cost savings in the low to mid-single digit percentage range for burners employing our technology. We believe that these potential costs savings could produce an extremely attractive pay-back period for an investment in ClearSign Core technology-based burners. In addition, because the flame volumes in heaters utilizing ClearSign Core technology are typically small, heaters using our technology are expected to operate at a lower cost, have increased productivity, and require less maintenance and downtime compared to heaters that operate with enlarged flames produced by traditional low NOx burners. The flames in a ClearSign Core system are established from a predominantly premixed stream of fuel, combustion air and flue gasses stabilized on a downstream structure that promotes turbulence and ignition with minimal “bulking up”. In comparison, flames resulting from the traditional legacy process of slow mixing of the fuel and air, and dilutive inert flue gasses have a much larger size. With a lower volume flame in a ClearSign Core system, surfaces in the heater or boiler experience less touching by the flame and it is anticipated that our systems can virtually eliminate flame impingement. Our technology also enables burners to function better in tightly spaced heaters compared to the flames of traditional low NOx burners. Most importantly, using our technology has the potential to decrease process downtime required during installation compared to retrofits utilizing the legacy technology of SCRs or flue gas recirculation systems.

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We are also designing and commercializing a range of sensing products called the ClearSign EyeTM for two potential markets. The primary addressable market is similar to that of our ClearSign Core technology, although not limited to regions requiring emissions reduction. The flame sensing products are applicable to all installed burners that use a pilot for ignition, including in markets and regions beyond those where reducing emissions is a high priority. Like our burner technology, our burner sensing technology is being developed to provide convenient replacement and retrofit solutions for existing equipment as well as for inclusion in newly built equipment.

The secondary potential market for our sensing technology is outside of the typical combustion industry and includes transportation industries. While use of this fundamental technology in applications intended for transportation markets is proven, the development and refinement of specific products, obtaining the certifications required for commercial deployment and establishing an efficient manufacturing source and channels to market will take some time, and we cannot assure that these goals will be achieved. We believe that the opportunities for application of our sensing technology in the transportation market are global and of great value, but it will also take longer to commercialize products targeted for this market for the reasons stated above.

Overall, our sensing technologies could provide future diversification as well as the opportunity for continued business expansion and growth beyond the maturation of our combustion-related businesses.

Our Industry

The combustion and emissions control systems markets are significant, both with respect to the wide array of industries in which the systems are used and the amount of capital spent installing and upgrading the systems. Combustion systems are used to provide heat for many different industrial and commercial processes, including boilers, petrochemical process heaters, and waste disposal systems. In order to maximize energy efficiency while keeping pace with regulatory guidelines for air pollution emissions, operators of combustion systems are continually installing, maintaining, and upgrading a variety of costly process control, air pollution control and monitoring systems. Although we believe that there are many potential markets for our ClearSign Core technology, to date we have limited the introduction of this technology to petroleum refining process heaters, energy infrastructure process heaters, boilers for steam and hot water generation, boilers for building heating systems, and enclosed flares. We have initially targeted these markets for various reasons, such as, but not limited to: (i) environmental regulations imposed on these markets, (ii) total available market size, (iii) this technology being the most readily adapted to the needs of these industries and (iv) management experience and expertise.

Our initial target markets center on the energy sector, including downstream oil refineries through the use of process heaters and boilers as well as upstream crude oil production through the use of Once Through Steam Generator (OTSGs) and wellhead enclosed flares. We believe operators in our domestic target markets are under pressure to meet current and proposed federal, state and local pollution emissions standards. The standards applicable to our target markets have been developed over the past 50 years with broad political input. Due to the localized effects of poor air quality, we expect these standards to continue to become more stringent regardless of political leadership. As an illustration, air pollution emission standards are most stringent in the states of California and Texas, which historically have had leadership from different political parties. We believe this to be the case in the U.S. and worldwide in most major developed and developing countries. As a result, these standards are a significant driver for our development and sales efforts. We believe that our ClearSign Core technology can provide a unique, cost-effective pollution control solution for operators in comparison to known competing products.

In the U.S., emissions standards largely emanate from the Clean Air Act, which is administered by the Environmental Protection Agency (EPA) and regulates six common criteria air pollutants, including ground-level ozone. These regulations are enforced by state and local air quality districts as part of their compliance plans. As a precursor to ground-level ozone, NOx is a pollutant that is regulated by local air quality districts in order to achieve the EPA limits. The 8-hour ground-level ozone regulations have been reduced from 80 parts per billion (ppb) in 1997, to 75 ppb in 2008, and 70 ppb in 2015, with the requirement of realizing these levels approximately 20 years following the year of legislation.

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We have noted that local air quality districts designated by the EPA as “severe non-attainment zones” in California and Texas have undertaken a review of their air pollutant emissions regulations. These reviews are ongoing, in most regions, but two important regions have recently amended their local regulations to improve air quality. In December of 2020, the San Joaquin Valley region of California revised its regulations to require significant reductions in target NOx emissions from boilers, steam generators and process heaters. And, in November of 2021, the greater Los Angeles area also revised its regulations. These revised regulations, it substantially reduced target emissions for process heaters, boilers and other similar equipment Pursuant to a new and comprehensive Best Available Retrofit Control Technology (BARCT) analysis, which we believe will result in an increased demand for our services and products.

In addition, new regulations are starting to be adopted with respect to the NOx emissions of enclosed ground flares, which historically have not been viewed as a source of NOx emissions or subject to the same level of regulation. We believe that our ClearSign Core technology is well-suited to address the challenges faced by oil producers and other industries in complying with current and predicted future local air emission standards. There are multiple ClearSign Core flare applications now operational in California with NOx emissions below the levels required by new regulations.

In addition, we believe that current emissions standards in Europe, the Middle East, parts of Asia and Canada will continue to become stricter as these jurisdictions seek to achieve cleaner air. Existing and new emissions standards in such jurisdictions may create additional market opportunities for us. To date, we have one installation operating in the refinery of a major global oil refiner in Europe.

The current environmental impetus to reduce CO2 emissions has created an interest in burner technology that can use hydrogen as a fuel source. Because hydrogen burns at a higher temperature than most other fuel gasses, it tends to create more NOx emissions. ClearSign Core burners have demonstrated the ability to burn fuels with up to 80% hydrogen while still controlling NOx emissions to meet required regulatory levels.  We believe that we can extend the capability of our ClearSign Core technology to burn “pure” hydrogen fuel.

Recent Developments

South Coast Air Quality Management District of California BACT Determination

On February 2, 2024, the South Coast Air Quality Management District of California (SCAQMD) as part of its periodic public participation process to enhance existing Best Available Control Technologies (BACT) determinations, assessed the process burner performance of our ClearSign Core™ burner technology in certain currently operating client installations. As a result of this assessment, SCAQMD approved new BACT performance guidelines for both single and multi-burner configurations. BACT guidelines are periodically updated by SCAQMD to reflect advancements in technology and to ensure affected equipment utilize the most efficient technologies. While the establishment of a new BACT benchmark does not specifically endorse ClearSign or our products, it does establish a limit in the industry that favors our products. According to SCAQMD, BACT is the most stringent emission limitation or control technique for a class and category of equipment that is “Achieved in Practice,” or “Contained in a State Implementation Plan (SIP)”, or “Technologically Feasible.”

Letter of Intent for Four ClearSign Core™ (Rogue) Boilers

On February 21, 2024, we announced that our collaborative partner California Boiler, received a letter of intent for four boilers to be fitted with the ClearSign Core™ (Rogue) burners as well as the purchase order for the first boiler burner of the series, and has in turn placed their order with ClearSign for the first burner. This purchase order relates to an end customer that is a fruit and vegetable multi-juice processing company located in California’s Central Valley. The additional burner orders will be issued concurrent with the construction of additional planned fruit processing lines of the customer.

ATM Suspension

On March 18, 2024, we filed a prospectus supplement suspending the sales of common stock under our At-the-Market (“ATM”) program pursuant to that certain Sales Agreement between us and Virtu Americas, LLC, as sales agent, dated December 23, 2020 (the “Sales Agreement”). We will not make any sales of our shares of common stock pursuant to the Sales Agreement unless and until a new prospectus supplement is filed with the SEC; however, the Sales Agreement remains in full force and effect.

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Concurrent Private Placement

In a concurrent private placement (the “Concurrent Private Offering”), we will issue to one or more accredited investors shares of our common stock (or pre-funded warrants in lieu thereof) and redeemable warrants to purchase up to                  shares of our common stock (the “Private Warrants”). The Private Warrants are being offered and sold at the rate of three Private Warrants for every two shares of common stock purchased in the Concurrent Private Offering (each, a “Unit”). At such ratio, the offering price per Unit in the Concurrent Private Offering will be $          . The Private Warrants will be exercisable at an exercise price of $                  per share, will be exercisable beginning six months after issuance and will expire five years from the date of issuance. The Private Warrants may be redeemed, on the same terms as the warrants, after they become exercisable, provided that there is a registration statement covering the resale of the shares of common stock issuable upon exercise of the Private Warrants. The gross proceeds from the Concurrent Private Offering are expected to be $                  .             ..

Nasdaq Compliance

On November 24, 2023, we received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the previously announced resignation of Gary DiElsi from the our board of directors resulted in noncompliance with the board of directors independence requirements set forth in Nasdaq Listing Rule 5605(b)(1) and the requirement in Nasdaq Listing Rule 5605(c)(2)(A) to have an audit committee of at least three independent directors. More specifically, when the Notice was issued, our board of directors did not have a majority of directors who would be considered “independent directors,” as that term is defined in Nasdaq Listing Rule 5605(a)(2) and the audit committee of our board of directors consisted of only two independent directors. Consistent with Nasdaq Listing Rules 5605(b)(1)(A) and Rule 5605(c)(4), Nasdaq has provided the Company a cure period in order to regain compliance (i) until the earlier of the Company’s next annual shareholders’ meeting or November 11, 2024, or (ii) if the next annual shareholders’ meeting is held before May 7, 2024, then the Company must evidence compliance no later than May 7, 2024. The Notice has no immediate effect on the listing of our common stock on the Nasdaq Capital Market.

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THE OFFERING

Issuer	ClearSign Technologies Corporation
Common stock offered by us pursuant to this prospectus supplement	shares of common stock
Common stock offered by us in the Concurrent Private Offering	shares of common stock (assuming exercise of all pre-funded warrants issued in the Concurrent Private Offering, if any).
Warrants offered by us pursuant to this prospectus supplement

Redeemable warrants to purchase                 shares of our common stock (the “warrants”), at the rate of one warrant for every one share of common stock purchased in this offering. The shares of common stock and warrants are being offered separately and not as a unit, but we expect that the underwriter will allocate purchases by investors in lots comprised of one share of common stock and one warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant and no warrants exercisable for a fractional share will be issued in this offering. In lieu of fractional shares upon exercise of a warrant, we will, at our election, either pay a cash adjustment in an amount equal to the fraction multiplied by the exercise price or round up to the next whole share. Each warrant has an exercise price of $                per share, subject to adjustment. The warrants will be exercisable beginning on the date of issuance and expire on the fifth anniversary of the date of issuance. Holders of the warrants will not be able to exercise their warrants on a cashless basis. See “Description of Securities We Are Offering – Description of Warrants” on page S-14 of this prospectus supplement.

The warrants issued in this offering are not listed on any securities exchange, including Nasdaq, and we do not intend to list the warrants on any exchange or any other nationally recognized trading system.

Redemption right:

The warrants may be redeemed by us at any time, upon 30 days prior written or published notice, once they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the common stock reported equals or exceeds $                         per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 business days within a 30 consecutive business-day period ending on the business day prior to the date on which notice of redemption is sent or published.

Common stock to be outstanding after this offering and the Concurrent Private Offering	shares of our common stock (or shares if the underwriter exercises its option to purchase additional shares in full), assuming none of the warrants issued in this offering and the Private Warrants are exercised and we issue no pre-funded warrants in the Concurrent Private Offering.
Over-allotment option

We have granted to the underwriter the option, exercisable for 45 days from the date of this prospectus, to purchase up to                  additional shares of our common stock or up to               additional shares of our common stock and accompanying warrants to purchase up to an                             additional shares of common stock, in each case, at the public offering price and ratio to the public, as applicable, less underwriting discounts and commissions, to cover overallotments, if any. The underwriter may exercise the over-allotment option with respect to shares of our common stock only or in lots of one share of common stock and an accompanying warrant.

Concurrent Private Offering

In the Concurrent Private Offering, we will issue to one or more accredited investors shares of our common stock (or pre-funded warrants in lieu thereof) and Private Warrants to purchase up to                    shares of our common stock. The Private Warrants are being offered and sold at the rate of three Private Warrants for every two shares of common stock purchased in the Concurrent Private Offering. The offering price per Unit (as defined above) will be $         . The Private Warrants will be exercisable at an exercise price of $ per share, will be exercisable beginning six months after issuance and will expire five years from the date of issuance. The Private Warrants may be redeemed, on the same terms as the warrants, after they become exercisable, provided that there is a registration statement covering the resale of the shares of common stock issuable upon exercise of the Private Warrants. The gross proceeds from the Concurrent Private Offering are expected to be $                    .

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Use of proceeds

We estimate that the net proceeds to us from this offering and the Concurrent Private Offering, after deducting estimated underwriting discounts and estimated offering expenses payable by us, will be approximately $            million (or approximately $           million if the underwriter exercises its option to purchase additional shares in full), assuming no exercise of the warrants or Private Warrants.

We intend to use the net proceeds of this offering working capital, research and development, marketing and sales, and general corporate purposes. See “Use of Proceeds” on page S-13 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement, and in the documents included or incorporated into this prospectus supplement, for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock or warrants to purchase our common stock.
Lock-ups	We, our executive officers and directors and clirSPV, LLC, our largest stockholder (“clirSPV”), have entered into certain “lock-up” agreements with the underwriters, pursuant to which we and they have agreed, among other things, not to, or are subject to other restrictions so that we/they may not, without the prior written consent of the underwriter, directly or indirectly, dispose of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. The officer and director lock up is for a 6-month period commencing the closing of the offering. The lock up for the Company and clirSPV is until December 31, 2024; provided clirSPV may sell, into the public market only, shares of common stock at such times as the net per share price at which they are sold exceeds two times the per share price in this offering and the aggregate number of shares sold per day does not exceed 15% of the daily volume of the shares of common stock on that date. See “Underwriting” on page S-16 of this prospectus supplement.
Purchase Right	clirSPV has the right to purchase common stock and warrants on the same terms being offered in this offering in a subsequent private placement. For further information relating to their purchase right, please see the section of this prospectus supplement titled “Underwriting – Purchases by Affiliates” at page S-18 of this prospectus supplement.
The Nasdaq Capital Market symbol	“CLIR”

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The number of shares of our common stock that will be outstanding after this offering is based on 39,043,023 shares outstanding as of April 8, 2024, and excludes the following, in each case as of such date:

●	924,000 shares of common stock issuable upon the vesting of outstanding restricted stock units;

●	2,657,000 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.11 per share;

●	491,000 shares issuable upon the exercise of outstanding stock options granted outside of our Equity Incentive Plans at a weighted average exercise price of $1.53 per share

●	1,695,000 shares reserved for future issuances under the ClearSign Technologies Corporation 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”);

●	188,000 shares reserved for future issuances under the ClearSign Technologies Corporation 2013 Consultant Stock Plan (the “2013 Consultant Stock Plan”);

●	shares of our common stock issuable upon exercise of the warrants to be issued in this offering;

●	shares of our common stock issuable upon exercise of the warrants to be issued to the underwriter in this offering;

●	shares of our common stock issuable upon exercise of the Private Warrants to be issued in the Concurrent Private Offering;

●	shares of our common stock issuable upon exercise of pre-funded warrants to be issued in the Concurrent Private Offering; and

●	shares of our common stock issuable upon exercise of the warrants to be issued to the placement agent in the Concurrent Private Offering.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares of common stock and/or warrants from us, no exercise of outstanding options or warrants to purchase common stock and no issuance of shares available for future issuance under the 2021 Equity Inventive Plan and the 2013 Consultant Stock Plan; and reflects all currency in U.S. dollars.

S-9

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2023, or any other filing by us with the SEC that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Associated with this Offering

In making your investment decision, you should rely only on statements made in this prospectus supplement in determining whether to purchase our securities.

You should carefully evaluate all of the information in this prospectus supplement. We have in the past received, and may continue in the future to receive, media coverage, including coverage that is not directly attributable to statements made by our officers and employees, that incorrectly reports on statements made by our officers or employees or that is misleading as a result of omitting to state information provided by us or our officers or employees. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus in determining whether to purchase our securities.

Management will have broad discretion as to the use of proceeds from this offering and Concurrent Private Offering and we may use the net proceeds in ways with which you may disagree.

We currently intend to use the net proceeds of this offering and the Concurrent Private Offering for working capital, research and development, marketing and sales, and general corporate purposes. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Our management will have broad discretion and flexibility in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or other securities. Accordingly, you will be relying on the judgment of our management on the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock or other securities to decline.

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Following this offering and the Concurrent Private Offering, we will require additional capital to finance our operations and achieve our goals. If we are unable to raise capital when needed or on terms acceptable to us, we may be forced to delay, reduce or eliminate our development and commercialization efforts and our business may fail.

Our business is capital-intensive and requires capital investments in order for it to develop. Our cash on hand will likely not be sufficient to meet all of our future needs because our target customers are, in general, slow to adopt new technologies, and we anticipate that we will require substantial additional funds in excess of our current financial resources for research, development and commercialization of our technology, to obtain and maintain patents and other intellectual property rights in our technology, and for working capital and other purposes, the timing and amount of which are difficult to ascertain. Until our technology generates revenues sufficient to support our operations, we plan to obtain the necessary working capital for operations through the sale of our securities, but we may not be able to obtain financing in amounts sufficient to fund our business plans.

In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we are unable to raise capital when needed or on favorable terms, we could be forced to delay, reduce or eliminate our development and commercialization efforts and our business may fail. Our ability to raise capital may be adversely impacted by potential worsening global economic conditions and disruptions to and volatility in the credit and financial markets in the United States and worldwide resulting from inflation, changes in interest rates, recent turmoil in the global banking system, geopolitical instability, including the war in Ukraine, the Middle East and public health epidemics. .

If you purchase the securities sold in this offering, you will experience immediate and substantial dilution.

The price of our common stock to be sold in this offering or issuable upon exercise of the warrants being offered is substantially higher than the net tangible book value per share of our common stock. If you purchase securities in this offering, you will experience immediate dilution of $          per offered share, representing the difference between as adjusted net tangible book value per share after giving effect to the sale by us of shares of common stock in this offering at the public offering price of $             per share. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. Further, we have a significant number of options and restricted stock outstanding, in addition to the warrants being issued in this offering and the Private Warrants and pre-funded warrants, if any, issued in the Concurrent Private Offering. If the holders of these securities exercise them or become vested in them, as applicable, you may incur further dilution.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may be the same or lower than the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

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Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may issue and sell additional shares of our common stock in the public markets including, without limitation, through our “at-the-market” offering program, to the extent we re-active such program, underwritten public offerings, privately negotiated transactions, block trades, or any combination of the above. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to continue to develop our products, to market our products, to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

There is no public market for the warrants.

There is no established public trading market for the warrants in this offering, and we do not expect a market to develop. In addition, the warrants are not listed, and we do not intend to apply for listing of the warrants on any securities exchange or trading system. Without an active market, the liquidity of the warrants is limited, and investors may be unable to liquidate their investments in the warrants.

A warrant does not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, the warrants will not provide you any rights as a common stockholder. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

The warrants in this offering are speculative in nature.

The warrants in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price during a fixed period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire common stock and pay an exercise price of $            per share of common stock. The warrants will be exercisable beginning on the date of issuance and expire on the fifth anniversary of the date of issuance.

Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. There can also be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants and, consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

The warrants being issued in this offering may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby significantly diminishing the value of your warrants.

We will have the ability to redeem the warrants included in this offering at any time once they become exercisable and prior to their expiration, at a price of $0.01 per warrant provided that the closing price of the common stock reported equals or exceeds $                  per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 business days within a 30 consecutive business-day period ending on the business day prior to the date on which we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at its then-current fair market value when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be less than the fair market value of your warrants. As a result, the value received upon exercise of the warrants may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying common stock price is higher and may not compensate the holders for the actual fair market value of the warrants.

S-12

USE OF PROCEEDS

We estimate that the net proceeds from this offering and the Concurrent Private Offering will be approximately $         million, after deducting the underwriting discount and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the accompanying warrants and Private Warrants.

If all of the warrants sold in this offering and the Private Warrants were to be exercised in cash at the exercise price of $         per share, we would receive additional proceeds of approximately $         million. We cannot predict when or if these warrants will be exercised. It is possible that these warrants may not be exercised at all.

We currently intend to use the net proceeds from this offering and the Concurrent Private Offering for working capital, research and development, marketing and sales, and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering.

Pending their use, we intend to invest the net proceeds of this offering and Concurrent Private Offering in direct and guaranteed obligations of the United States, interest-bearing, investment-grade instruments or certificates of deposit.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock in this offering. See “Description of Securities That May Be Offered – Description of Common Stock” in the accompanying prospectus for more information regarding our shares of common stock.

Description of Warrants

The material terms and provisions of the warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant, which will be filed as an exhibit to a Current Report on Form 8-K filed with the SEC. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercise Price. The initial exercise price is $            per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Exercisability. The warrants are exercisable at any time after the date of issuance, in whole or in part, and at any time up to the date that is five years from the date of issuance, at which time any unexercised warrants will expire and cease to be exercisable. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a warrant and no warrants exercisable for a fractional share will be issued in this offering. Accordingly, unless you purchase at least one share of common stock, you will not be able to receive a warrant. However, we expect that the underwriter of this offering will allocate purchases by investors in lots comprised of one share of common stock and one warrant, and that, accordingly, there will be no warrants exercisable for fractional shares issued. In lieu of fractional shares upon exercise of warrant, we will, at our election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. A warrant in book entry form may be transferred at the option of the holder through the facilities of The Depository Trust Company (“DTC”) and warrants in physical form may be transferred upon surrender of the warrant to the Warrant Agent together with the appropriate instruments of transfer. Pursuant to a warrant agent agreement between us and the Warrant Agent, the warrants initially will be issued in book-entry form and will be represented by one or more global certificates deposited with DTC and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

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Redemption. At any time prior to the full exercise or the termination date of the warrants, the Company has the right to call the warrants for redemption upon 30 days’ prior written or published notice at a price of $0.01 per warrant, provided that the closing price of the common stock reported, for at least 20 of the 30 consecutive business days ending on the business day prior to the Company’s giving notice of redemption, has been at least $              per share, subject to adjustment. Holders of the warrants have the right to exercise the warrants prior to the date set forth in the Company’s notice of redemption. After such date, all rights of the holders will terminate, other than the right to receive the redemption price of $0.01 per warrant, without interest.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, or our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Exchange Listing. We do not plan to apply to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

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DILUTION

If you invest in our securities, your interest will be diluted to the extent of the difference between the public offering price per share of common stock offered in this offering and the net tangible book value per share of our common stock immediately after this offering and the Concurrent Private Offering, which includes shares of common stock and pre-funded warrants. Our net tangible book value as of December 31, 2023 was $4.4 million, or $0.11 per share. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding as of December 31, 2023.

After giving effect to the sale of the shares of common stock and accompanying warrants in this offering at an offering price of $ and sale of the shares of common stock and pre-funded warrants in the Concurrent Private Offering, and excluding any shares of common stock issuable upon exercise of the warrants being offered in this offering and the Private Warrants being offered in the Concurrent Private Offering, and after deducting estimated offering commissions our net tangible book value as of December 31, 2023 would have been $              million, or $          per share of common stock. This represents an immediate increase in net tangible book value of $            per share and an immediate dilution in net tangible book value of $            per share to new investors in this offering and the Concurrent Private Offering.

The following table illustrates this calculation on a per share basis:

Public offering price per share and accompanying warrant			$
Net tangible book value per share as of December 31, 2023		$0.11
Increase in net tangible book value per share attributable to the offering	$
As adjusted net tangible book value per share after giving effect to the offering and the Concurrent Private Offering			$
Dilution in net tangible book value per share to new investors			$

If the underwriter exercises in full its option to purchase additional shares of common stock, or additional shares of common stock and accompanying warrants, in this offering, our net tangible book value as of December 31, 2023, calculated on the same basis as described above, would have been $           million, or $         per share, representing an increase in the net tangible book value of $            per share, dilution to new investors purchasing securities in this offering of $            per share.

The number of shares of our common stock to be outstanding immediately after this offering and the Concurrent Private Offering is based on 38,867,061 shares of our common stock outstanding as of December 31, 2023, and excludes the following, in each case as of such date:

•	671,000 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	2,759,000 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.07 per share;

•	491,000 shares of our common stock issuable upon exercise of outstanding stock options granted outside of our Equity Incentive Plans at a weighted average exercise price of $1.53 per share;

•	2,302,000 shares reserved for future issuances under the 2021 Equity Incentive Plan;

•	188,000 shares reserved for future issuances under the 2021 Consultant Stock Plan;

•	shares of our common stock issuable upon exercise of the warrants to be issued in this offering;

•	shares of our common stock issuable upon exercise of the warrants to be issued to the underwriter in this offering;

•	shares of our common stock issuable upon exercise of the Private Warrants to be issued in the Concurrent Private Offering;

•	shares of our common stock issuable upon exercise of pre-funded warrants to be issued in the Concurrent Private Offering; and

•	shares of our common stock issuable upon exercise of the warrants to be issued to the placement agent in the Concurrent Private Offering.

To the extent that any options are exercised, new options are issued under our equity incentive plans, any outstanding warrants are exercised or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there will be further dilution to new investors.

S-16

UNDERWRITING

We have entered into an underwriting agreement, dated               , 2024, with Public Ventures, LLC, acting as the sole book-running manager (sometimes referred to as the “underwriter”). Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase, and we have agreed to sell to it, the number of shares of common stock and warrants listed next to its name at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement and as indicated below:

Underwriter:	Number of Shares	Number of Warrants
Public Ventures, LLC

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock and warrants offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by its counsel and other conditions specified in the underwriting agreement. The shares of common stock and warrants are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by the underwriter. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the shares of common stock and warrants offered by this prospectus supplement if any of the securities are taken.

We have agreed to indemnify the underwriter and certain of its affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities and Exchange Act of 1934, as amended), among others, against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make in respect thereof.

Discounts and Commissions

The underwriter proposes to sell the shares of common stock and warrants directly to the public at the public offering prices set forth on the cover page of this prospectus supplement. The shares of common stock and warrants are being offered separately and not as a unit, but we expect that the underwriter will allocate purchases by investors in lots comprised of one share of common stock and one warrant.  The public offering price per one share of common stock will be $[●] and one warrant will be $[●]. After the offering to the public, the offering prices and other selling terms may be changed by the underwriter without changing the proceeds we will receive from the underwriter. Any shares and warrants sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $[●] per lot of one share and one warrant.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us. The underwriting discount is 8% of the gross proceeds received at the closing of the offering from the sale of the securities in the offering. We have also agreed to pay an accountable expense allowance to the underwriter not to exceed $125,000, including the fees and expenses of its U.S. legal counsel and for the underwriter’s use of Ipreo’s book-building, prospectus tracking and compliance software for this offering.

	Per Share	Per Warrant	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$	$
Underwriting discounts and commissions (8%)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $400,000.

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Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable from time to time, for up to 45 days after the date of this prospectus supplement, permits the underwriter to purchase up to an aggregate of          additional shares of common stock, representing 15% of the shares of common stock sold in the offering, or up to          additional shares of common stock, representing 15% of the shares of common stock sold in the offering, and _____ warrants, representing 15% of the warrants sold in the offering. The purchase price to be paid per additional share of common stock shall be equal to the public offering price of one share of common stock equal to $          , less the underwriting discount, and the purchase price to be paid per additional warrant shall be $          , less the underwriting discount. The underwriter may exercise the over-allotment option with respect to shares of our common stock only or in lots of a share of common stock and an accompanying warrant.

Underwriter’s Warrants

Upon closing of this offering, we have agreed to issue to the underwriter, or its designees, as compensation warrants to purchase up to          shares of common stock (or          shares of common stock assuming the underwriter’s over-allotment option is exercised in full), which is equal to 8% of the aggregate number of shares of common stock sold in this offering (the “Underwriter’s Warrants”). The Underwriter’s Warrants will be exercisable at a per share exercise price of $          , which is equal to 125% of the public offering price per share in this offering. The Underwriter’s Warrants are exercisable at any time and from time to time, in whole or in part, during the five year period after the date of the underwriting agreement, commencing 180 days from the commencement of sales from this offering. The Underwriter’s Warrants are exercisable on a cashless basis, in whole or in part, according to a formula set forth therein, and are non-redeemable.

The Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The underwriter (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. In addition, the warrants provide for registration rights upon request, in certain cases. The one-time demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The unlimited piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

We, our executive officers and directors and clirSPV have agreed pursuant to “lock-up” agreements not to, or are subject to other restrictions so that we/they may not, without the prior written consent of the underwriter, directly or indirectly, offer, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock (or any securities convertible into or exercisable or exchangeable for our common stock), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock (or any securities convertible into or exercisable or exchangeable for our common stock), make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of our common stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions. The officer and director lock up is for a 6-month period commencing the closing of the offering. The lock up for the Company and clirSPV is until December 31, 2024; provided clirSPV may sell, into the public market only, shares of common stock at such times as the net per share price at which they are sold exceeds two times the per share price in this offering and the aggregate number of shares sold per day does not exceed 15% of the daily volume of the shares of common stock on that date.

S-18

Purchases by Affiliates

clirSPV Purchase Right

In connection with a private placement of our common stock, pursuant to a Stock Purchase Agreement dated July 12, 2018, we granted to clirSPV a right to purchase certain new equity securities that we sell for the purpose of raising capital on terms and conditions no different from those offered to other purchasers (the “Purchase Right”). In no event, however, may this Purchase Right be exercised to the extent it would cause clirSPV to own 20% or more of the Company’s then outstanding shares of common stock or hold shares with 20% or more of the voting power of the Company.

Because certain elements of this Purchase Right, such as the notice provisions and closing period, are not compatible with raising capital in a public offering, on May 26, 2022, clirSPC agreed to waive the notice requirements and other related closing mechanics for such Purchase Right (the “Waiver”). In exchange for such Waiver, we and clirSPV LLC agreed that, following the closing of this offering, clirSPV LLC may purchase from us, at the price sold to the investors in this offering, unregistered shares of our common stock and accompanying warrants in a number that will allow it to maintain a 19.99% percentage ownership of our outstanding common stock, provided that clirSPV notifies us that it will exercise such right within 30 days following the final closing of this offering (the “Offering Response Date”) and the completion of such purchase must occur within six (6) business days of the Offering Response Date.

In addition, we and clirSPV agreed that effective upon the Investor Holder Consent (as defined below), the Purchase Right, subject to the Waiver and modification contained therein, would be extended from December 31, 2023, to such date that the holders of two-thirds of the outstanding units of clirSPV agree (the “Investor Holder Consent”) to extend such holder’s existing agreement that he/she/it will have no right to force a redemption of his/her/its interests in clirSPV; provided, however, that clirSPV provides written notice to us of the Investor Holder Consent prior to December 31, 2023 and the Purchase Right would in no event extend beyond June 30, 2027.

On December 30, 2023, we received notice from clirSPV that the holders of at least two-thirds of the outstanding units of clirSPV agreed to extend the waiver of the Redemption Right until December 31, 2024. Accordingly, the Purchase Right will now expire on December 31, 2024.

Robert T. Hoffman Sr., a member of our board of directors, is the managing member of GPclirSPV LLC, which is the managing member of clirSPV.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriter may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional securities in the offering. The underwriter may close out any covered short position by either exercising the over-allotment option to purchase securities or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option to purchase securities. “Naked” short sales are sales in excess of the over-allotment option to purchase securities. The underwriter must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of securities made by the underwriter in the open market before the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As result, the price of our securities may be higher than the price that might otherwise exist in the open market.

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The underwriter makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

This prospectus supplement and accompanying base prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of securities to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the selling group members that may make internet distributions on the same basis as other allocations. Other than this prospectus supplement and accompanying base prospectus in electronic format, the information on the underwriter’s or selling group member’s website and any information contained in any other website maintained by the underwriter or selling group member is not part of this prospectus supplement, accompanying base prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, the underwriter and/or its affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the underwriter or any of its affiliates for any further services.

Pricing of the Offering

The terms and the public offering prices of the securities offered hereby were determined by negotiations between us and the underwriter. Among the factors considered in determining the public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of our securities and the securities of other public companies, market conditions, and certain financial and operating information of companies engaged in activities similar to ours. Neither we nor the underwriter can assure investors that an active trading market for the securities will develop or that, after the offering, the securities will trade in the public market at or above the public offering price.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying base prospectus. This prospectus supplement and accompanying base prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Public Ventures, LLC is being represented in connection with this offering by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York.

EXPERTS

The consolidated financial statements for ClearSign Technologies Corporation incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of BPM CPA LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus supplement and the accompanying prospectus forms a part. This prospectus supplement does not contain all of the information set forth in the registration statement. This prospectus supplement and the accompanying prospectus are a part of the registration statement but do not contain descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as ClearSign Technologies Corporation, that file electronically with the SEC. We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.clearsign.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus supplement or the accompanying prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement, and the accompanying prospectus, the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement, and the accompanying prospectus, the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

•	all information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2023 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•	with the exception of the portions of the following filings that are furnished rather than filed, our Current Reports on Form 8-K filed with the SEC on January 5, 2024 and February 7, 2024; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act filed after the date of this prospectus supplement. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to ClearSign Technologies Corporation, 8023 E. 63rd Place, Suite 101, Tulsa, Oklahoma 74133, Attn: Brent Hinds, Telephone: (206) 673-4848.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PROSPECTUS

$50,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $50,000,000 in any combination of debt securities, common stock, preferred stock, warrants, units, or subscription rights.

We will provide you with more specific terms of the securities offered by us in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of the securities we offer and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CLIR”. On July 22, 2022, the closing price of our common stock as reported by the Nasdaq Capital Market was $1.11 per share.

The aggregate market value of shares of our common stock held by non-affiliates, as of the date hereof pursuant to General Instruction of I.B.6 of Form S-3 is $40,549,684, which was calculated based on 30,036,803 shares of our common stock outstanding held by non-affiliates and at a price of $1.35 per share, the closing price of our common stock on June 3, 2022. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have offered or sold $4,646,460 of securities pursuant to General Instruction I.B.6. of Form S-3, which excludes $8.7 million of our shares of common stock issuable pursuant to the At-the-Market Sales Agreement we previously entered into with Virtu Americas LLC.

An investment in our securities may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” on page 7 for more information on the risks you should consider before buying our securities. An investment in our securities is not suitable for all investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of the registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “ClearSign,” “we,” “us,” “our” or the “Company” refer to ClearSign Technologies Corporation and its subsidiary, ClearSign Asia Limited.

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	our limited cash, history of losses, and our expectation that we will continue to experience operating losses and negative cash flows in the near future;

•	our limited operating history;

•	emerging competition and advancing technology in our industry that may outpace our technology;

•	changes in government regulations that could substantially reduce, or even eliminate, the need for our technology;

•	customer demand for the products and services we develop;

•	the impact of competitive or alternative products, technologies, and pricing;

•	our ability to manufacture any products we design;

•	our doing business in China and related risks with respect to intellectual property protection, currency exchange, contract enforcement and rules on foreign investment;

•	the impact of a cybersecurity incident or other technology disruption;

•	our ability to protect our intellectual property;

•	our ability to obtain adequate financing in the future;

•	our ability to retain and hire personnel with the experience and talent to develop our products and business;

•	general economic conditions and events and the impact they may have on us and our potential customers;

•	lawsuits, investigations, and other claims by third parties or regulatory agencies, including but not limited to, the Securities and Exchange Commission, Internal Revenue Service, Financial Industry Regulatory Authority;

•	the financial and operational impacts of the corona virus pandemic on our business and results of operations, including impacts on our day-to-day operations, collaborative arrangements, revenue and marketing efforts and suppliers; and

•	our success at managing the risks involved in the foregoing items.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

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OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About ClearSign Technologies Corporation

We design and develop technologies to significantly improve key performance characteristics of industrial combustion systems, including emission and operational performance, energy efficiency, safety and overall cost-effectiveness. We believe that our patented ClearSign Core™ technology can enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), institutional, commercial and industrial boiler, chemical, and petrochemical industries. Our ClearSign Core technology, which is our primary technology, uses either a porous ceramic structure or metal flame holder device held at a distance from the injection planes of a burner to significantly reduce flame length and achieve low emissions without the need for external flue gas recirculation, selective catalytic reduction, or high excess air systems. To date, our operations have been funded primarily through sales of our equity securities. We have earned nominal revenue since inception in 2008.

Our combustion technology has been successfully deployed in commercial projects such as down-stream refining, upstream oil production and industrial boiler installations. These applications include both our process burner and boiler burner technologies. Our process burner technology is able to operate in high-intensity multiple burner industrial applications at sites that are required to meet low air pollutant emissions. Our boiler burner technology, which is designed to result in lower air pollutant emissions, has been deployed in the US and is currently undergoing commercialization in China.

With respect to our China operations, we have a satellite office located in Beijing, China to support our commercialization efforts. At this time, these operations in China are immaterial compared to total company operations. As of March 31, 2022, our China asset balance totaled $227 thousand, or approximately 2.6% compared to our total asset balance of $8,644 thousand.  During the year ended December 31, 2021, revenues attributable to our China operations were $21 thousand, or approximately 3.4% compared to our total revenues of $607 thousand.

We believe that combustion equipment utilizing ClearSign Core technology is more effective and cost-efficient than current industry-standard air pollution control technologies, which reduce NOx down to the levels required by new emission regulations. NOx is a regulated greenhouse gas pollutant comprised of nitrogen oxide and nitrogen dioxide. These current technologies include selective catalytic reduction devices (SCRs), low- and ultra-low NOx burners, external flue gas recirculation systems and other similar technologies. Such air pollution control systems are widely used in places within our current target markets such as in petroleum refining and petrochemical process heaters, large-scale once through steam generators (OTSGs), enclosed flares, institutional commercial and industrial boilers and other similar equipment. We believe that our ClearSign Core technology can provide value to our customers not only by helping them meet current and possible future legislative mandates to reduce pollutant emissions, but also by improving operating efficiency and increasing overall return on investment.

We are also designing and commercializing a range of sensing products called the ClearSign EyeTM for two potential markets. The primary addressable market is similar to that of our ClearSign Core technology, although not limited to regions requiring emissions reduction. The flame sensing products are applicable to all installed burners that use a pilot for ignition, including in markets and regions beyond those where reducing emissions is a high priority. Like our burner technology, our burner sensing technology is being developed to provide convenient replacement and retrofit solutions for existing equipment as well as for inclusion in newly built equipment. We expect our flame sensing technology products to eventually replace existing flame sensing technology over time.

The secondary potential market for our sensing technology is outside of the typical combustion industry and includes transportation industries. While we believe the use of this technology in applications intended for transportation markets is proven, the development and refinement of specific products, obtaining the certifications required for commercial deployment and establishing an efficient manufacturing source and channels to market will take some time, and we cannot assure that these goals will be achieved. We believe that the opportunities for application of our sensing technology in the transportation market are global and of great value, but it will also take longer to commercialize products targeted for this market for the reasons stated above.

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Overall, our sensing technologies could provide future diversification as well as the opportunity for continued business expansion and growth beyond the maturation of our combustion-related businesses.

Our Industry

The combustion and emissions control systems markets are significant, both with respect to the wide array of industries in which the systems are used and the amount of capital spent installing and upgrading the systems. Combustion systems are used to provide heat for many different industrial and commercial processes, including boilers, petrochemical process heaters, and waste disposal systems. In order to maximize energy efficiency while keeping pace with regulatory guidelines for air pollution emissions, operators of combustion systems are continually installing, maintaining, and upgrading a variety of costly process control, air pollution control and monitoring systems. Although we believe that there are many potential markets for our ClearSign Core technology, to date we have limited the introduction of this technology to petroleum refining process heaters, energy infrastructure process heaters, boilers for steam and hot water generation, boilers for building heating systems, and enclosed flares.

Recent Developments

On May 24, 2022, the Company announced that it was awarded a government grant through the Small Business Innovative Research (SBIR) program with the Department of Energy.

The project and funding occur in phases, with an initial funding amount of approximately $250,000. The project will last six months and started in July 2022. If needed, and upon completion of Phase 1 of the project, the Company will be able to submit a follow-up proposal to continue the development work with a Phase 2 grant. The Phase 2 grant funding can be up to $1.6 million for a two-year duration.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Corporate Information

Our facilities and executive offices are located at 8023 E. 63rd Pl, Suite 101, Tulsa, Oklahoma 74133, and our telephone number is (206) 673-4848. We were incorporated in Washington on January 23, 2008. Additional information about us is available on our website at www.clearsign.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock, par value $0.0001 per share, is currently traded on the Nasdaq Capital Market under the ticker symbol “CLIR.”

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Please see the risk factors set forth below and in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, and other filings we make with the SEC, including our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include capital expenditures, acquisitions and additions to working capital. When a particular offering of securities is made, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

With the exception of debt securities we may sell with no equity conversion feature and, therefore, no effect on dilution, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by ClearSign in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The supplement will also indicate to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities, either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations, issued in one or more series, and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. Please note, however, that the summary below is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary below and not defined herein have the meanings specified in the form of the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate, or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered will set forth the aggregate principal amount and the other terms of the debt securities, including, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices at which the debt securities will be sold;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and premium, if any, on the debt securities is payable and/or the method of determination thereof;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities;

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•	any obligation we will have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder of debt securities, and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest on the debt securities will be made;

•	if payments of principal of, or premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or set forth in the indenture with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	if other than the trustee, the identity of the trustee, the registrar, paying agent and custodian for the depositary;

•	if other than The Depository Trust Company, the identity of the depositary; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

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We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. Information on the federal income tax considerations and other special considerations applicable to any of these debt securities will be provided in the applicable prospectus supplement.

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, then information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be provided in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (which we refer to as “DTC”) or a nominee of DTC (which we refer to as a “book-entry debt security”), or a certificate issued in definitive registered form (which is referred to as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. Holders may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange may be required.

Holders may effect the transfer of certificated debt securities and the right to receive the principal of, or any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of DTC.

Covenants

Any restrictive covenants applicable to any issue of debt securities will be set forth in the applicable prospectus supplement.

No Protection in the Event of a Change of Control

Unless stated otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than us) is a corporation that is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing. Notwithstanding the above, our subsidiaries may consolidate with, merge into, or transfer all or part of its properties to us.

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Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period;

•	default in the payment of principal of any security of that series when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain other of our indebtedness or indebtedness of our subsidiaries outstanding from time to time.

So long as any of the securities are outstanding, we will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration will not be effective until the earlier of (1) the acceleration of indebtedness under our senior secured credit facilities or (2) five business days after receipt by us of written notice of such acceleration, at which time the principal, premium, if any, interest and any other monetary obligations on all the then outstanding series of debt securities will become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and accrued and unpaid interest, if any, on all outstanding debt securities or the applicable series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. Please refer to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

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The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than a majority in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to add covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon the Company;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

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We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities (i) to receive payment of the principal, premium and interest on those debt securities, (ii) to institute suit for the enforcement of any such payment, or (iii) to consent to an amendment or waiver in accordance with the requirements of the debenture; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

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This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

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Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which are included as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

We have 64,500,000 shares of capital stock authorized under our articles of incorporation, consisting of 62,500,000 shares of common stock and 2,000,000 shares of preferred stock.

As of July 22, 2022, we had 37,951,559 shares of common stock issued and outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of The Nasdaq Stock Market or any other stock exchange or automated quotation system on which our securities may become listed or traded. If the approval of our shareholders is not so required, our board of directors may determine not to seek shareholder approval.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable nor convertible. With the exception of one shareholder who, until June 30, 2027, at the latest, and subject to certain conditions, may have the right to participate in future offerings of our common stock, holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CLIR”. On July 22, 2022, the last sale price of our common stock was $1.11 per share. The transfer agent and registrar for our common stock is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

Anti-Takeover Effects of Certain Provisions of Washington Law and Our Charter Documents

The following is a summary of certain provisions of Washington law, our articles of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Washington and our articles of incorporation and bylaws.

Effect of Washington Anti-Takeover Statute. We are subject to Chapter 23B.19 of the Revised Code of Washington, an anti-takeover law (the “Anti-Takeover Statute”). In general, the Anti-Takeover Statute prohibits a target corporation from entering into a significant business transaction with an acquiring person for a period of five years following the acquiring person’s share acquisition unless

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•	the share acquisition is exempt because it was inadvertently made and the acquiring person, as soon as practicable, divests himself of a sufficient amount of the voting shares of the target corporation so that he is no longer the beneficial owner, directly or indirectly, of voting shares entitled to cast votes comprising 10% or more of the voting power of the target corporation and would not have, at any time during the five year period preceding the announcement date of the significant business transaction have been an acquiring person but for the inadvertent acquisition,

•	the significant business transaction or the purchase of shares made by the acquiring person is approved prior to the acquiring person’s share acquisition time by a majority of the members of the board of directors of the target corporation; or

•	at or subsequent to the acquiring person’s share acquisition time, the significant business transaction is approved by a majority of the members of the board of directors of the target corporation and approved at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the votes entitled to be cast by the outstanding voting shares of the target corporation, except shares beneficially owned by or under the voting control of the acquiring person.

The Anti-Takeover Statute generally defines an “acquiring person” as a person or group of persons, other than the target corporation or a subsidiary of the target corporation, who is the beneficial owner of voting shares entitled to cast votes comprising 10% or more of the voting power of the target corporation; provided, however, that the term “acquiring person” does not include a person who (a) beneficially owned voting shares entitled to cast votes comprising 10% or more of the voting power of the target corporation on March 23, 1988; (b) acquired its voting shares of the target corporation solely by gift, inheritance, or in a transaction in which no consideration is exchanged; (c) equals or exceeds the 10% threshold as a result of action taken solely by the target corporation, such as redemption of shares, unless that person, by his own action, acquires additional shares of the target corporation; (d) beneficially owned voting shares entitled to cast votes comprising 10% or more of the voting power of the target corporation prior to the time the target corporation had a class of voting shares registered with the SEC pursuant to section 12 or 15 of the Securities Exchange Act; or (e) beneficially owned voting shares entitled to cast votes comprising 10% or more of the voting power of the target corporation prior to the time the target corporation amended its articles of incorporation to provide that the corporation shall be subject to the provisions of this chapter.

The Anti-Takeover Statute defines a “significant business transaction” as:

(a)	A merger, share exchange, or consolidation of a target corporation or a subsidiary of a target corporation with (i) an acquiring person, or (ii) any other domestic or foreign corporation which is, or after the merger, share exchange, or consolidation would be, an affiliate or associate of the acquiring person;

(b)	A sale, lease, exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with an acquiring person or an affiliate or associate of an acquiring person of assets of a target corporation or a subsidiary of a target corporation (i) having an aggregate market value equal to 5% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the target corporation, (ii) having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the target corporation, or (iii) representing 5% or more of the earning power or net income, determined on a consolidated basis, of the target corporation;

(c)	The termination, while the corporation has an acquiring person and as a result of the acquiring person’s acquisition of 10% or more of the shares of the corporation, of 5% or more of the employees of the target corporation or its subsidiaries employed in this state, whether at one time or over the five-year period following the share acquisition time;

(d)	The issuance, transfer, or redemption by a target corporation or a subsidiary of a target corporation, whether in one transaction or a series of transactions, of shares or of options, warrants, or rights to acquire shares of a target corporation or a subsidiary of a target corporation to or beneficially owned by an acquiring person or an affiliate or associate of an acquiring person except pursuant to the exercise of warrants or rights to purchase shares offered, or a dividend, distribution, or redemption paid or made pro rata to, all shareholders or holders of options, warrants, or rights to acquire shares of the target corporation, and except for involuntary redemptions permitted by the target corporation’s charter or by the law of this state or the state of incorporation;

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(e)	The liquidation or dissolution of a target corporation proposed by, or pursuant to an agreement, arrangement, or understanding, whether or not in writing, with an acquiring person or an affiliate or associate of an acquiring person;

(f)	A reclassification of securities, including, without limitation, any shares split, shares dividend, or other distribution of shares in respect of stock, or any reverse shares split, or recapitalization of a target corporation, or a merger or consolidation of a target corporation with a subsidiary of the target corporation, or any other transaction, whether or not with or into or otherwise involving an acquiring person, proposed by, or pursuant to an agreement, arrangement, or understanding, whether or not in writing, with an acquiring person or an affiliate or associate of an acquiring person, that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of a class or series of voting shares or securities convertible into voting shares of a target corporation or a subsidiary of the target corporation that is directly or indirectly owned by an acquiring person or an affiliate or associate of an acquiring person, except as a result of immaterial changes due to fractional share adjustments; or

(g)	A receipt by an acquiring person or an affiliate or associate of an acquiring person of the benefit, directly or indirectly, except proportionately as a shareholder of a target corporation, of loans, advances, guarantees, pledges, or other financial assistance or tax credits or other tax advantages provided by or through a target corporation.

Finally, the Anti-Takeover Statute defines a “target corporation” as:

(a)	Every domestic corporation, if:

(i) The corporation has a class of voting shares registered with the SEC pursuant to Section 12 or 15 of the Securities Exchange Act; or

(ii) The corporation’s articles of incorporation have been amended to provide that such a corporation shall be subject to the provisions of this chapter, if the corporation did not have a class of voting shares registered with the SEC pursuant to section 12 or 15 of the Securities Exchange Act on the effective date of that amendment; and

(b)	Every foreign corporation required to register to transact business in the State of Washington pursuant to Chapter 23B.15 and Article 5 of Chapter 23.95 of the Revised Code of Washington, if:

(i)  The corporation has a class of voting shares registered with the SEC pursuant to section 12 or 15 of the Securities Exchange Act;

(ii)  The corporation’s principal executive office is located in the state;

(iii) The corporation has: (A) more than 10% of its shareholders of record resident in the state; or (B) more than 10% of its shares owned of record by state residents; or (C) 1,000 or more shareholders of record resident in the state;

(iv) A majority of the corporation’s employees, together with those of its subsidiaries, are residents of the state or the corporation, together with its subsidiaries, employs more than one thousand residents of the state; and

(v) A majority of the corporation’s tangible assets, together with those of its subsidiaries, measured by market value, are located in the state or the corporation, together with its subsidiaries, has more than fifty million dollars’ worth of tangible assets located in the state.

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Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our shareholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without shareholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent shareholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our articles of incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Cumulative Voting. Our articles of incorporation do not provide for cumulative voting in the election of directors and accordingly do not allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our bylaws provide that any vacancy occurring on our board of directors may be filled by the shareholders, by the board of directors or, if the directors in office constitute less than a quorum, by the affirmative vote of a majority of the remaining directors.

Special Meeting of Shareholders. A special meeting of shareholders may only be called by the chairperson of the board of directors, the president or the board of directors or by holders of at least 20% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting.

Description of Preferred Stock

Our articles of incorporation permit us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our shareholders. We currently have no shares of preferred stock outstanding.

Subject to the limitations prescribed in our articles of incorporation and under Washington law, our articles of incorporation authorize the board of directors, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, limitations, voting powers, preferences and relative rights of the shares, including the right to convert the shares into shares of our common stock, and to fix the qualifications, limitations and restrictions thereof.

Description of Warrants

We may issue warrants for the purchase of any of our securities, including the securities we are registering. As explained below, each warrant will entitle its holder to purchase the securities subject to the warrant at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with securities. The warrants will be issued pursuant to warrant agreements.

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The particular terms of each issue of warrants and the warrant agreement relating to the warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants;

•	the initial offering price;

•	the aggregate number of warrants and the aggregate number of securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued, and the number of warrants issued with each security;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	the exercise price.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the securities purchasable upon exercise of the warrants.

In the case of debt warrants, the prospectus supplement will contain, where appropriate, the following additional information:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must read the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We may issue units consisting of common stock, preferred stock, warrants, subscription rights, debt securities or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

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We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Subscription Rights” will apply to each unit and, as applicable, to each security included in each unit.

We may issue units in such amounts and in such numerous distinct series as we determine.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A unit agent may act as our agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested.

Description of Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of the securities which may be purchased for each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on Nasdaq or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our securities by underwriters, brokers or dealers;

•	sell securities short and deliver the securities to close out short positions;

•	enter into option or other types of transactions that require the delivery of securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. We may sell the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

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The securities may be sold directly by us or through agents as designated from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the securities may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS

Mitchell Silberberg & Knupp LLP, New York, New York, will pass upon the validity of the securities offered in this prospectus. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of ClearSign Technologies Corporation as of December 31, 2021 and for the year ended December 31, 2021, incorporated in this prospectus by reference to the our Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of ClearSign Technologies Corporation as of December 31, 2020 and for the year ended December 31, 2020, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of Gumbiner Savett Inc, an independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at www.clearsign.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 31, 2022

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 16, 2022;

•	all information in our definitive proxy statement filed with the SEC on April 22, 2022 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021; and

•	with the exception of the portions of the following filings that are furnished rather than filed, our Current Reports on Form 8-K filed with the SEC on April 8, 2022, May 31, 2022, June 1, 2022, and June 7, 2022.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to ClearSign Technologies Corporation, 8023 E. 63rd Pl. Suite 101, Tulsa, Oklahoma 74133, Attn: Brent Hinds, Telephone: (206) 673-4848.

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Shares of Common Stock and

Redeemable Warrants to Purchase up to          Shares of Common Stock

PROSPECTUS SUPPLEMENT

PUBLIC VENTURES, LLC

, 2024